EXHIBIT 32.1
Certification by the Interim President and Chief Executive Officer, and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Joseph E. Amato, Interim President and Chief Executive Officer, and Chief Financial Officer of the Federal Home Loan Bank of San Francisco (“Registrant”), certify that, to the best of my knowledge:
1.The Registrant's Annual Report on Form 10-K for the period ended December 31, 2024, (“Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

March 6, 2025	/S/ JOSEPH E. AMATO
Joseph E. Amato Interim President and Chief Executive Officer, and Chief Financial Officer
A signed original of this written statement required by Section 906 has been provided to the Federal Home Loan Bank of San Francisco and will be retained by the Federal Home Loan Bank of San Francisco and furnished to the Securities and Exchange Commission or its staff upon request.